Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-216621) on Form S-3 of Meridian Waste Solutions, Inc. of our report dated May 1, 2017, relating to our audit of the combined consolidated financial statements of The CFS Group for the years ended December 31, 2016 and 2015, appearing in this current report on Amendment No. 2 to Form 8-K.

/s/ Hein & Associates LLP

Denver, Colorado

May 30, 2017